UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

VisionWave Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301, Wilmington, DE 19801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $230.00 per share	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 9, 2026, VisionWave Holdings, Inc. (the “Company” or “VisionWave”) entered into a non-binding Letter of Intent (the “LOI”) with EUROPOSTACHSERVICE LLC, a limited liability company organized under the laws of Ukraine (“EPSERVICE”), and Metal Machinery Components Trading – FZCO, a free zone company organized under the International Free Zone Authority, Dubai, United Arab Emirates (“MMC” and, together with EPSERVICE, the “Seller Parties”), regarding the proposed acquisition by VisionWave, through a wholly owned acquisition subsidiary to be designated by VisionWave, of a 51% participatory interest in the charter capital of EPSERVICE (the “Proposed Transaction”). MMC is identified in the LOI as the holder of the 51% interest proposed to be acquired. Other than in respect of the LOI, there is no material relationship between the Company or any of its affiliates and either of the Seller Parties.

Proposed Transaction Terms

Under the LOI, VisionWave proposes to acquire MMC’s entire 51% participatory interest in EPSERVICE for aggregate cash consideration of $7,000,000 (the “Cash Consideration”), payable to MMC in a single installment 90 calendar days after the closing of the Proposed Transaction (the “Closing”). No portion of the Cash Consideration would be paid to EPSERVICE. No VisionWave common stock, preferred stock, warrants, options or other equity securities would be issued as consideration. The remaining 49% of the charter capital of EPSERVICE would continue to be held by the existing participant(s) of EPSERVICE other than MMC. VisionWave would have the right to appoint the director of EPSERVICE and, if a supervisory board is established, a majority of its members, in accordance with EPSERVICE’s charter and the Law of Ukraine “On Limited and Additional Liability Companies.” The Company expects to fund the Cash Consideration from the proceeds of future financing transactions, which have not been arranged.

Description of EPSERVICE Technology

EPSERVICE is a Ukrainian company engaged in the development and integration of unmanned aerial systems. The principal technology identified in the LOI is the ICMM system for control of a carrier or “mothership” unmanned aerial vehicle, together with FPV drone control technology, software, algorithms, firmware and associated intellectual property rights (collectively, the “EPSERVICE Technology”). The Company has not independently verified the capabilities, performance or ownership of the EPSERVICE Technology, each of which is subject to the Company’s due diligence described below.

The LOI provides that EPSERVICE owns and will retain ownership of the EPSERVICE Technology, and that nothing in the LOI constitutes or requires any transfer of the EPSERVICE Technology to VisionWave or outside Ukraine. The scope of the intellectual property owned by EPSERVICE, including which rights are registered and which are unregistered, is to be confirmed in due diligence and described in the definitive agreement.

Conditions and Regulatory Matters

Under the LOI, execution of a definitive agreement and the Closing are subject to, among other things: satisfactory completion of legal, financial and technical due diligence on EPSERVICE, with technical due diligence to be conducted in Ukraine; confirmation of EPSERVICE’s ownership of its intellectual property; satisfactory sanctions screening of the Seller Parties and their key personnel; satisfactory completion of a live flight demonstration of the ICMM system in Ukraine; receipt of all regulatory approvals required to close; and approval of the Proposed Transaction by the Company’s Board of Directors. The Seller Parties’ obligations are subject to satisfactory completion of due diligence on the Company and confirmation of the Company’s Nasdaq listing status.

The EPSERVICE Technology is subject to Ukrainian export control under the Law of Ukraine No. 549-IV and the special regime applicable during martial law. The LOI provides that the Closing will not be conditioned upon any authorization of the State Service of Export Control of Ukraine (“DSECU”); that following the Closing no technology, software, technical documentation or technical assistance subject to export control may be transferred to VisionWave, its affiliates or outside Ukraine except under the required DSECU authorization; and that any refusal, delay or limitation of such authorization, and any change in Ukrainian law or regulatory practice adopted during martial law, will not constitute a breach by the Seller Parties. Accordingly, even if the Proposed Transaction is completed, the Company’s ability to access, use or commercialize the EPSERVICE Technology outside Ukraine will depend on authorizations that have not been obtained and that may not be obtained on a timely basis or at all.

Binding and Nonbinding Provisions

The LOI includes binding exclusivity, confidentiality, expenses, governing law and termination provisions. From the date of the LOI until the earlier of the Closing or 60 days after the date of the LOI, the Seller Parties may not, directly or indirectly, solicit, negotiate, enter into or encourage discussions regarding any alternative transaction involving the sale or transfer of any equity interest in EPSERVICE or any intellectual property or material assets of EPSERVICE, and the LOI provides for a $50,000 break-up fee payable to VisionWave in the event of a breach of the exclusivity obligations. The LOI contemplates execution of a definitive agreement within 45 days after the date of the LOI and the Closing within 30 days thereafter, provided that in no event may the Closing occur more than 120 days after the date of the LOI. The LOI terminates upon the earliest of the execution of a definitive agreement, written notice of termination by any party if a definitive agreement is not executed within 45 days after the date of the LOI, or any condition precedent becoming incapable of satisfaction. Each party bears its own expenses, and the LOI is governed by the laws of the State of Delaware. Except for the expressly binding provisions, the provisions of the LOI, including the proposed transaction structure, consideration and conditions, are non-binding statements of intent that do not obligate any party to consummate the Proposed Transaction. The terms of any definitive agreement may differ materially from those described in the LOI, and there can be no assurance that a definitive agreement will be executed or that the Proposed Transaction will be completed on the terms described herein, on a timely basis or at all.

The foregoing description of the LOI is a summary of its material terms and does not purport to be complete. The LOI is not being filed as an exhibit to this Current Report on Form 8-K.

On November 12, 2026, the Company issued a press release announcing the execution of the LOI. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Proposed Transaction, the negotiation and execution of a definitive agreement, the satisfaction of closing conditions, the anticipated timing of the Closing, the funding of the Cash Consideration, the capabilities and ownership of the EPSERVICE Technology and the receipt of export control and other regulatory authorizations. Words such as “proposes,” “expects,” “intends,” “contemplates,” “would,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including: the risk that the parties do not execute a definitive agreement or that the Proposed Transaction is not completed on the terms described in the LOI, on a timely basis or at all; the outcome of the Company’s due diligence, the live flight demonstration and sanctions screening; the Company’s ability to fund the Cash Consideration; the risk that DSECU or other authorizations necessary to access, use or commercialize the EPSERVICE Technology outside Ukraine are delayed, limited or not obtained; the effects of the ongoing armed conflict and martial law in Ukraine on EPSERVICE’s operations, personnel and assets; currency control and other restrictions on the repatriation of funds from Ukraine; the rights of the other participant(s) in EPSERVICE under Ukrainian law and EPSERVICE’s charter; and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of VisionWave Holdings, Inc., dated November 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIONWAVE HOLDINGS, INC.

Date: November 12, 2026	By: /s/ Douglas Davis Name: Douglas Davis Title: Chief Executive Officer and Executive Chairman

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